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                          SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.

                                       FORM 8-K

                                    Current Report

                   Filed pursuant to Section 12, 13, or 15(d) of the
                           Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) March 20, 1998

                                 EIP MICROWAVE, INC.
                             ----------------------------
                    (Exact name of issuer as specified in charter)


     DELAWARE                      0-5351                   95-2148645

(State or other jurisdiction of   Commission     (I.R.S. Employer Identification
incorporation or organization)    file number                 Number)

                                  4500 Campus Drive
                                      Suite 219
                           Newport Beach, California  92660
                       (Address of principal executive offices)

                                     714-851-3177
                 (Registrant's telephone number, including area code)

                                1745 McCandless Drive
                             Milpitas, California  95035
                                     408-945-1477
                       (Address of principal place of business)


Item 5.  Other Events

     On March 20, 1998, EIP Microwave, Inc. (the "Company") completed a rights offering (the "Rights Offering") of 5,948,698 shares of its Common Stock ("Shares") at a subscription price of $0.50 per Share to its stockholders of record on November 7, 1997 (the "Record Date").

     The Company received subscriptions and payment for (i) 2,285,906 shares at the aggregate purchase price of $1,142,953, pursuant to the basic subscription rights, and (ii) 3,516,318 shares at an aggregate purchase price of $1,758,159, pursuant to the over-subscription privilege. All subscriptions pursuant to the basic subscription rights and the over-subscription privilege were accepted by the Company, and the Company issued the 5,802,224 shares in the aggregate with an aggregate subscription price of $2,901,112. Net proceeds to the Company were approximately $2,706,112, net of offering costs.


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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EIP MICROWAVE, INC.


April 1, 1998                      /s/  J. Bradford Bishop
                                   -----------------------------------------
                                        J. Bradford Bishop
                                        Chairman and Chief Executive Officer


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